EXHIBIT 99.1

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Contacts:
For Vyteris, Inc.
James Lee
The Lee Strategy Group, Inc.
Tel: (310) 229-5771
Email: jlee@leestrategy.com

VYTERIS ANNOUNCES REDIRECTION OF BUSINESS TOWARDS THE ADVANCEMENT OF PEPTIDE DELIVERY

Recent success leads to more streamlined business model

FAIR LAWN, N.J. – (February 1, 2008) – Following the successful results of a completed Phase 1 clinical trial demonstrating that Vyteris’ patented Smart Patch transdermal technology delivered a peptide molecule in humans without the use of needles (see January 22, 2008 announcement), Vyteris, with approval from its Board of Directors, has redirected its business to focus its development of peptide delivery using Smart Patch technology.  The company also stated that this redirection also allows for the development of small molecule delivery using its technology as well.

“Given the potential for success we have seen in our ability to now deliver peptides into humans, we believe that the greater opportunity for the company and its shareholders is to focus on additional partnerships and development initiatives in the peptide space,” said Timothy J. McIntyre, chief executive officer of Vyteris.  “Our technology has now proven that it can successfully deliver certain peptides in humans and we can now work towards partnering with other biotechnology companies to help them advance their drug delivery beyond the current delivery mechanisms of subcutaneous (subQ) / intramuscular (IM) injections or intravenous (IV) infusions.”

Given the significant opportunity within the peptide/small molecule arena, the company will de-emphasize its marketing efforts related to its LidoSite product.  As a result, the company will immediately reduce its workforce by approximately 32 employees that were solely or partially dedicated to LidoSite.   This reduction in force, as well as reductions in variable spending related to LidoSite, will significantly reduce the company’s ongoing working capital needs and monthly cash burn while allowing investment into peptide product delivery and development opportunities.  Despite the de-emphasis on LidoSite, the company will continue to support LidoSite at the more streamlined level to maintain availability of the product at the current level of demand.

“While we continue to believe that LidoSite can benefit the veinipuncture, dermatology, rheumatology and oncology practices and improve the overall patient experience, we believe the greater opportunities for success for Vyteris exist with biotechnology companies as well as large pharmaceutical companies, as they continue to search for new and innovative ways to improve their product portfolio,” McIntyre added.

About Vyteris, Inc.
Vyteris, Inc is the maker of the first active drug delivery patch to receive marketing clearance from the U.S. Food and Drug Administration (FDA).  Vyteris’ proprietary active transdermal drug delivery (iontophoresis) technology delivers drugs comfortably through the skin using low-level electrical energy.  This active patch technology allows precise dosing, giving physicians and patients control in the rate, dosage and pattern of drug delivery that can result in considerable therapeutic, economical, and lifestyle advantages over existing methods of drug administration.  Vyteris’ first product, LidoSite®, which provides dermal analgesia prior to venipuncture (IV catheter insertions, blood draws, etc.) and superficial dermatological procedures, was the first FDA approved active patch.  For more information, please visit our website at www.vyteris.com.

Forward-Looking Information
This press release contains forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended). When used in this press release, the words “anticipate,” “believe,” “estimate,” “will,” “plan,” “seeks,” “intend,” and “expect” and similar expressions identify forward-looking statements. Although we believe that our plans, intentions, and expectations reflected in any forward-looking statements are reasonable, these plans, intentions, or expectations may not be achieved. Our actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied, by the forward-looking statements contained in this press release. Important factors that could cause actual results to differ materially from our forward looking statements are set forth in the Company’s periodic reports on Forms 10-KSB and 10-QSB, including under the heading “Risk Factors.” All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in the Company’s periodic reports. Except as required by federal securities laws, we are under no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

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